UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 10, 2006

21st Century Insurance Group
(Exact Name of Registrant as Specified in Charter)

Delaware	0-6964	95-1935264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

6301 Owensmouth Avenue
Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(818) 704-3700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement.

The information provided under Item 5.02 hereof is incorporated herein by reference.

Item 5.02. Appointment of Principal Officers.

On May 9, 2006, 21st Century Insurance Group, a Delaware corporation (the “Company”), announced that its Board of Directors had appointed Steven P. Erwin the Company’s Senior Vice President and Chief Financial Officer, effective May 8, 2006. As of May 8, 2006, Mr. Erwin assumed the responsibilities of the principal financial officer for the Company from Jesus Zaragoza, the Company’s Vice President and Controller who served as the Company’s principal financial officer since April 7, 2006 pending the appointment of a new chief financial officer for the Company. The information contained in the Company’s press release dated May 9, 2006, in connection with the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Before joining 21st Century Insurance, Mr. Erwin, who is 62 years old, served as Executive Vice President and CFO with Health Net Inc. from 1998-2002 and with U.S. Bancorp from 1994-1997. He was also Treasurer for BayBanks Inc. and Senior Vice President, CFO and Treasurer for Old National Bancorporation, and has served on the audit staffs at Coopers & Lybrand and Lockheed California Co.

Pursuant to a letter agreement between the Company and Mr. Erwin, Mr. Erwin’s employment with the Company is on an at-will basis.  Mr. Erwin’s initial base salary is $400,000 per year, and he is eligible to participate in the Company’s annual Short Term Incentive Program, with a minimum bonus of $200,000 for the year 2006, and participate in the Company’s Long Term Incentive Program, defined benefit pension plan and Supplemental Executive Retirement Plan. The Company will provide Mr. Erwin with a health plan, a company car or allowance and temporary living expenses.  Mr. Erwin was granted 150,000 stock options with a strike price set to the closing price of the Company’s stock on the New York Stock Exchange on the first day of Mr. Erwin’s employment, with such options to vest rateably over three years. Additionally, Mr. Erwin will receive a grant of 5,000 shares of stock that fully vest on his first day of employment subject to a 24-month holding period. The information contained in the letter agreement, dated May 5, 2006, is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

The Company's agreement with Mr. Erwin requires the Company to pay him severance compensation of two and one half times his base salary subject to the Section 409 A requirements of the Internal Revenue Code in the following two instances: (1) if at any time between six months prior or within three years after an AIG acquisition of the remaining outstanding shares of the Company's stock, Mr. Erwin's employment is terminated for other than "cause" as defined or Mr. Erwin resigns following a significant reduction in his compensation plan or benefits or a request to relocate outside of Los Angeles or Orange Counties in California or (2) if within five years of his hiring, Mr. Erwin is terminated other than for "cause" or unrelated to an AIG acquisition or a change of control.  In the first instance, Mr. Erwin's options will fully vest upon an AIG acquisition.  In the second instance, Mr. Erwin's options will fully vest and the expiration date of his options will be accelerated to the fifth anniversary of his termination date if that date is earlier than the original expiration date of the options.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Letter between Steven P. Erwin and the Company, dated May 5, 2006.
99.1	Press release of 21st Century Insurance Group dated May 9, 2006.

21ST CENTURY INSURANCE GROUP

Date: May 10, 2006	By:	/s/ Richard A. Andre
Name: Richard A. Andre
Title: Senior Vice President